UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2026

YETI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (512) 394-9384

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2026, YETI Holdings, Inc. (the “Company”) announced the appointment of Scott Bomar as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective February 23, 2026 (the “Effective Date”). Mr. Bomar will also serve as the Company’s principal accounting officer.

Mr. Bomar, age 54, joins YETI from The Home Depot, Inc., a home improvement retailer, where he served as Senior Vice President of Finance since 2022. From 2021 to 2022, Mr. Bomar served as Senior Vice President and Chief Financial Officer of Deluxe Corporation, a payments and business technology company. Prior to Deluxe Corporation, Mr. Bomar served in roles of increasing responsibility at The Home Depot, Inc. since 2005.

Mr. Bomar will receive an annual base salary of $725,000 and his 2026 target award under the Company’s short-term incentive plan will be 100% of base salary. Mr. Bomar’s 2026 target award under the Company’s long-term incentive plan will be 250% of base salary. Mr. Bomar will receive a sign-on bonus of $500,000 as well as sign-on equity grants of time-based restricted stock units (“RSUs”) valued at $2,500,000 and performance-based RSUs valued at $1,000,000. One-third of the time-based RSU award vests on the first anniversary of the grant date, and one-sixth of the award vests on each of the first four six-month anniversaries thereafter. The performance-based RSUs are eligible to cliff vest following the end of a three-year performance period based on pre-determined Company financial performance metrics, with a relative total stockholder return modifier. In addition, Mr. Bomar will receive a relocation bonus of $100,000 and is eligible to participate in the Senior Leadership Severance Benefits Plan.

Mr. Bomar has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company. There are no related person transactions between Mr. Bomar and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On February 13, 2026, the Company informed Michael McMullen that his role as Senior Vice President, Chief Financial Officer and Treasurer would end as of the Effective Date. In connection with such arrangement, Mr. McMullen and the Company entered into a Separation Agreement pursuant to which Mr. McMullen will receive the benefits to which he is entitled under the Senior Leadership Severance Benefits Plan. Mr. McMullen will provide transition services as a consultant to the Company until May 31, 2026 at a rate of $10,000 per month for an aggregate of $30,000.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Mr. Bomar’s appointment and Mr. McMullen’s departure is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press release issued by YETI Holdings, Inc., dated February 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: February 19, 2026	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Senior Vice President, Chief Legal Officer and Secretary